Exhibit 99.2

Risks related to our business

The recent financial crisis resulted in unprecedented levels of market volatility and deteriorated debt and equity markets which adversely affected us. Continued difficult conditions in the global capital markets and economy may not improve in the near future and any subsequent downturn will further adversely affect us if conditions deteriorate in 2010.

Markets in the United States and elsewhere have experienced extreme volatility and disruption since the second half of 2007, due in part to the financial stresses affecting the liquidity of the banking system and the financial markets. This volatility and disruption reached unprecedented levels in late 2008 and early 2009. The United States entered a severe recession and economists have predicted that any recovery will probably be slow and long-term. These circumstances exerted downward pressure on stock prices and have reduced access to the equity and debt markets for certain issuers. The unprecedented market volatility and general decline in the debt and equity markets has directly and materially affected our investment portfolio. The prolonged and severe disruptions in the public debt and equity markets (including, among other things, widening of credit spreads, bankruptcies and government intervention in a number of large financial institutions) have resulted in us recognizing significant other than temporary impairment losses, counterparty defaults on derivative instruments (call options) purchased from one of our counterparties to fund annual index credits on our fixed index annuities, impairments of commercial mortgage loans and continuing credit rating downgrades of our residential mortgage backed securities.

Due to the other than temporary impairments recognized on our investments during 2009 and 2008, there may be pressure on our capital position during 2010 if market conditions deteriorate resulting in additional other than temporary impairments and impairments on our commercial mortgage loans. This may result in us needing to raise additional capital to sustain our current business in force and new sales of our annuity products, which may be difficult under current market conditions. If capital is available, it may be at terms that are not favorable to us. If we are unable to raise adequate capital, we may be required to limit growth in sales of our annuity products.

Additionally, if market conditions occurred that would subsequently effect our liquidity we could be forced to limit our operations and our business could suffer. We need liquidity to pay our policyholder benefits, operating expenses, dividends on our capital stock, and to service our debt obligations. The principal sources of our liquidity are annuity deposits, investment income and proceeds from the sale, maturity and call of investments. Additional sources of liquidity in normal markets also include a variety of short and long-term instruments, including long-term debt and capital securities.

Governmental initiatives intended to alleviate the financial crisis that have been adopted may not be effective and, in any event, may be accompanied by other initiatives, including new capital requirements or other regulations, that could materially affect our results of operations, financial condition and liquidity in ways that we cannot predict.

We are subject to extensive laws and regulations that are administered and enforced by a number of different regulatory authorities including state insurance regulators, the National Association of Insurance Commissioners (the “NAIC”), the Securities and Exchange Commission (the “SEC”) and the New York Stock Exchange. In light of the financial crisis, some of these authorities are or may in the future consider enhanced or new regulatory requirements intended to prevent future crises or otherwise assure the stability of institutions under their supervision. These authorities may also seek to exercise their supervisory or enforcement authority in new or more robust ways. All of these possibilities, if they occurred, could affect the way we conduct our business and manage our capital, and may require us to satisfy increased capital requirements, any of which in turn could materially affect our results of operations, financial condition and liquidity.

The markets in the United States and elsewhere have experienced unprecedented levels of market volatility and disruption. We are exposed to significant financial and capital risk, including changing interest rates, credit spreads and equity prices which may have an adverse affect on sales of our products, profitability, investment portfolio and reported book value per share.

Future changes in interest rates, credit spreads and equity and bond indices may result in fluctuations in the income derived from our investments. These and other factors due to the current economic uncertainty could have a material adverse effect on our financial condition, results of operations or cash flows.

Interest rate and credit spread risk

Our interest rate risk is related to market price and changes in cash flow. Substantial and sustained increases and decreases in market interest rates can materially and adversely affect the profitability of our products, our ability to earn predictable returns, the fair value of our investments and the reported value of stockholders’ equity. A rise in interest rates, in the absence of other countervailing changes, will decrease the net unrealized gain position or increase the net unrealized loss position of our investment portfolio. With respect to our available for sale fixed maturity securities, such declines in value (net of income taxes and certain adjustments for assumed changes in amortization of deferred policy acquisition costs and deferred sales inducements) reduce our reported stockholders’ equity and book value per share. We have a portfolio of held for investment securities, which consists principally of long duration bonds issued by United States government agencies, the value of which is also sensitive to interest rate changes.

If long-term interest rates rise dramatically within a short period of time, our business may be exposed to disintermediation risk. Disintermediation risk refers to the risk that our policyholders may surrender all or a part of their contracts in a rising rate environment, which may require us to sell assets in an unrealized loss position. Alternatively, we may increase crediting rates to retain business and reduce the level of assets that might need to be sold at a loss. However, such action would reduce our investment spread and net income.

As reported in our annual and quarterly reports filed with the SEC, we hold a substantial amount of fixed maturity securities that are callable by the issuer prior to maturity, and since 2008, we have received significant amounts of redemption proceeds related to calls of securities issued by United States Government sponsored agencies. We have reinvested the proceeds from these redemptions into new securities issued by such agencies, corporate securities and securities issued by United States municipalities, states and territories. The callable United States Government sponsored agencies that we own / purchase typically provide for 12 months of call protection, after which they may be called on the first anniversary of the issue date, or any semi-annual or annual redemption date thereafter. As such, at any financial reporting date, substantially all of the securities we own issued by United States Government sponsored agencies that are not residential mortgage-backed securities are callable by the respective agency within 12 months.

Due to the longer-term nature of our annuity liabilities, sustained declines in long-term interest rates may result in increased redemptions of our fixed maturity securities that our subject to call redemption prior to maturity by the issuer and expose us to reinvestment risk. If we are unable to reinvest the proceeds from such redemptions in investments with credit quality and yield characteristics of the redeemed securities, our net income and overall financial performance may be adversely affected. We have a certain ability to mitigate this risk by reducing crediting rates or adjusting the caps, participation rates or asset fees for fixed index annuities subject to certain restrictions as discussed below.

Our exposure to credit spreads is related to market price and changes in cash flows related to changes in credit spreads. If credit spreads widen significantly it could lead to other than temporary impairments. If credit spreads tighten significantly it could result in reduced net investment income associated with new purchases of fixed maturity securities.

Credit risk

We are subject to the risk that the issuers of our fixed maturity securities and other debt securities and borrowers on our commercial mortgages, will default on principal and interest payments, particularly if a major downturn in economic activity occurs. An increase in defaults on our fixed maturity securities and commercial mortgage loan portfolios could harm our financial strength and reduce our profitability.

Credit and cash flow assumption risk is the risk that issuers of securities, mortgagees on mortgage loans or other parties, including reinsurers and derivatives counterparties, default on their contractual obligations or experience adverse changes to their contractual cash flow streams. We attempt to minimize the adverse impact of this risk by monitoring portfolio diversification by asset class, creditor, industry, and by complying with investment limitations governed by state insurance laws and regulations as applicable. We also consider all relevant objective information available in estimating the cash flows related to residential mortgage backed securities. We monitor and manage exposures to determine whether securities are impaired or loans are deemed uncollectible.

We use derivative instruments to fund the annual credits on our fixed index annuities. We purchase derivative instruments, consisting primarily of one-year call options, from a number of counterparties. Our policy is to acquire such options only from counterparties rated “A-” or better by a nationally recognized rating agency and the maximum credit exposure to any single counterparty is subject to concentration limits. In addition, we have entered into credit support agreements which allow us to require the posting of collateral by our counterparties to secure their obligations to us under the derivative instruments. If our counterparties fail to honor their obligations under the derivative instruments, our revenues may not be sufficient to fund the annual index credits on our fixed index annuities. Any such failure could harm our financial strength and reduce our profitability.

Liquidity risk

We may also have difficulty selling our commercial mortgage loans because they are less liquid than our publicly traded securities. If we require significant amounts of cash on short notice, we may have difficulty selling these loans at attractive prices or in a timely manner, or both.

Fluctuations in interest rates and investment spread could adversely affect our financial condition, results of operations and cash flows.

A key component of our net income is the investment spread. A narrowing of investment spreads may adversely affect operating results. Although we have the right to adjust interest crediting rates (cap, participation or asset fee rates for fixed index annuities) on most products, changes to crediting rates may not be sufficient to maintain targeted investment spreads in all economic and market environments. In general, our ability to lower crediting rates is subject to minimum crediting rates filed with and approved by state regulators. In addition, competition and other factors, including the potential for increases in surrenders and withdrawals, may limit our ability to adjust or maintain crediting rates at levels necessary to avoid the narrowing of spreads under certain market conditions. Our policy structure generally provides for resetting of policy crediting rates at least annually and imposes withdrawal penalties for withdrawals during the first 3 to 17 years a policy is in force.

Managing the investment spread on our fixed index annuities is more complex than it is for fixed rate annuity products. We manage the index-based risk component of our fixed index annuities by purchasing call options on the applicable indices to fund the annual index credits on these annuities and by adjusting the caps, participation rates and asset fees on policy anniversary dates to reflect changes in the cost of such options which varies based on market conditions. The price of such options generally increases with increases in the volatility in the indices and interest rates, which may either narrow the spread or cause us to lower caps or participation rates. Thus, the volatility of the indices adds an additional degree of uncertainty to the profitability of the index products. We attempt to mitigate this risk by resetting caps, participation rates and asset fees annually on the policy anniversaries.

Our valuation of fixed maturity and equity securities may include methodologies, estimates and assumptions which are subject to differing interpretations and could result in changes to investment valuations that may materially adversely affect our results of operations or financial condition.

Fixed maturity securities and equity securities are reported at fair value in our consolidated balance sheets. During periods of market disruption including periods of significantly rising or high interest rates, rapidly widening credit spreads or illiquidity, it may be difficult to value certain of our securities if trading becomes less frequent and/or market data becomes less observable. Prices provided by independent broker quotes or independent pricing services that are used in the determination of fair value can vary significantly for a particular security. There may be certain asset classes that were in active markets with significant observable data that become illiquid due to the current financial environment. As such, valuations may include inputs and assumptions that are less observable or require greater judgment as well as valuation methods that require greater judgment. Further, rapidly changing and unprecedented credit and equity market conditions could materially impact the valuation of securities as reported in our consolidated financial statements and the period-to-period changes in value could vary significantly. Decreases in value may have a material adverse effect on our results of operations or financial condition.

Defaults on commercial mortgage loans and volatility in performance may adversely affect our business, financial condition and results of operations.

Commercial mortgage loans face heightened delinquency and default risk due to recent economic conditions which have had a negative impact on the performance of the underlying collateral, resulting in declining values and an adverse impact on the obligors of such instruments. An increase in the default rate of our commercial mortgage loan investments could have an adverse effect on our business, financial condition and results of operations.

In addition, the carrying value of commercial mortgage loans is negatively impacted by such factors. The carrying value of commercial mortgage loans is stated at outstanding principal less any specific loan loss allowances recognized. Considerations in determining allowances include, but are not limited to, the following: (i) declining debt service coverage ratios and increasing loan to value ratios (which have been impacted by, among other things, significant changes in the occupancy level of the underlying property and/or significant changes in the rental rates); (ii) bankruptcy filings of major tenants or affiliates of the borrower on the property; (iii) catastrophic events at the property; and (iv) other subjective events or factors, including whether the terms of the debt will be restructured. There can be no assurance that management’s assessment of loan loss allowances on commercial mortgage loans will not change in future periods, which could lead to investment losses.

We face competition from companies that have greater financial resources, broader arrays of products, higher ratings and stronger financial performance, which may impair our ability to retain existing customers, attract new customers and maintain our profitability and financial strength.

We operate in a highly competitive industry. Many of our competitors are substantially larger and enjoy substantially greater financial resources, higher ratings by rating agencies, broader and more diversified product lines and more widespread agency relationships. Our annuity products compete with index, fixed rate and variable annuities sold by other insurance companies and also with mutual fund products, traditional bank investments and other retirement funding alternatives offered by asset managers, banks and broker-dealers. Our insurance products compete with those of other insurance companies, financial intermediaries and other institutions based on a number of factors, including premium rates, policy terms and conditions, service provided to distribution channels and policyholders, ratings by rating agencies, reputation and commission structures. While we compete with numerous other companies, we view the following as our most significant competitors:

•                       Allianz Life Insurance Company of North America;

•                       Aviva USA;

•                       Midland National Life Insurance Company;

•                       ING USA Annuity & Life Insurance Company; and

•                       North American Company for Life and Health Insurance.

Our ability to compete depends in part on rates of interest credited to policyholder account balances or the parameters governing the determination of index credits which is driven by our investment performance. We will not be able to accumulate and retain assets under management for our products if our investment results underperform the market or the competition, since such under performance likely would result in lower credited interest which would lead to increased withdrawals and reduced sales.

We compete for distribution sources for our products. We believe that our success in competing for distributors depends on factors such as our financial strength, the services we provide to, and the relationships we develop with these distributors and offering competitive commission structures. Our distributors are generally free to sell products from whichever providers they wish, which makes it important for us to continually offer distributors products and services they find attractive. If our products or services fall short of distributors’ needs, we may not be able to establish and maintain satisfactory relationships with distributors of our annuity and life insurance products. Our ability to compete in the past has also depended in part on our ability to develop innovative new products and bring them to market more quickly than our competitors. In order for us to compete in the future, we will need to continue to bring innovative products to market in a timely fashion. Otherwise, our revenues and profitability could suffer.

Our reinsurance program involves risks because we remain liable with respect to the liabilities ceded to reinsurers if the reinsurers fail to meet the obligations assumed by them.

Our life insurance subsidiaries cede certain policies or portions of certain policies to other insurance companies through reinsurance agreements. American Equity Life has entered into two coinsurance agreements with EquiTrust covering $1.3 billion of policy benefit reserves at June 30, 2010 and into two funds withheld coinsurance agreements with Athene Life Re Ltd. (“Athene”), an unauthorized life reinsurer domiciled in Bermuda, covering $1.1 billion of policy benefit reserves at June 30, 2010. Since Athene is an unauthorized reinsurer, the annuity deposits that have been ceded to Athene are held in a trust on a funds withheld basis. The funds withheld are required to remain at a value that is sufficient to support the current balance of policy benefit liabilities of the ceded business on a statutory basis. If the value of the funds withheld would ever reach a point where it is less than the amount of the ceded policy benefit liabilities on a statutory basis, Athene is required to either establish a letter of credit or deposit securities to the funds withheld for the amount of any shortfall. Athene has adequate capital reserves and a significant capital commitment from its equity investor. We remain liable with respect to the policy liabilities ceded to Athene and EquiTrust should either fail to meet the obligations assumed by them.

In addition, we have entered into other types of reinsurance contracts including indemnity reinsurance and financing arrangements. Should any of these reinsurers fail to meet the obligations assumed under such contracts, we remain liable with respect to the liabilities ceded.

We may experience volatility in net income due to the application of fair value accounting to our derivative instruments.

All of our derivative instruments, including certain derivative instruments embedded in other contracts, are recognized in the balance sheet at their fair values and changes in fair value are recognized immediately in earnings. This impacts certain revenues and expenses we report for our fixed index annuity business as follows:

•                       We must present the call options purchased to fund the annual index credits on our fixed index annuity products at fair value. The fair value of the call options is based upon the amount of cash that would be required to settle the call options obtained from the counterparties adjusted for the nonperformance risk of the counterparty. The nonperformance risk for each counterparty is based upon its one-year credit default swap rate. The counterparty one-year credit default swap rates are added to a three-month, six-month or twelve-month London Interbank Offered Rate (LIBOR) rate that best matches the remaining time to maturity of each call option. We record the change in fair value of these options as a component of our revenues. The change in fair value of derivatives includes the gains or losses recognized at expiration of the option term or upon early termination and changes in fair value for open positions.

•                       The contractual obligations for future annual index credits are treated as a “series of embedded derivatives” over the expected life of the applicable contracts. Increases or decreases in the fair value of embedded derivatives generally correspond to increases or decreases in equity market performance and changes in the interest rates used to discount the excess of the projected policy contract values over the projected minimum guaranteed contract values. We record the change in fair value of these embedded derivatives as a component of our benefits and expenses in our consolidated statements of operations. For further information regarding the determination of fair value of our embedded derivatives, see Management’s Discussion and Analysis of Financial Condition and Results of Operation — Critical Accounting Policies, included in our Annual Report on Form 10-K for the year ended December 31, 2009.

The application of fair value accounting for derivatives and embedded derivatives in future periods to our fixed index annuity business may cause substantial volatility in our reported net income.

We may face unanticipated losses if there are significant deviations from our assumptions regarding the probabilities that our annuity contracts will remain in force from one period to the next.

The expected future profitability of our annuity products is based in part upon expected patterns of premiums, expenses and benefits using a number of assumptions, including those related to the probability that a policy or contract will remain in force, or persistency, and mortality. Since no insurer can precisely determine persistency or mortality, actual results could differ significantly from assumptions, and deviations from estimates and assumptions could have a material adverse effect on our business, financial condition or results of operations. For example actual persistency that is lower than our assumptions could have an adverse impact on future profitability, especially in the early years of a policy or contract primarily because we would be required to accelerate the amortization of expenses we deferred in connection with the acquisition of the policy.

In addition, we set initial crediting rates for our annuity products based upon expected claims and payment patterns, using assumptions for, among other factors, mortality rates of our policyholders. The long-term profitability of these products depends upon how our actual experience compares with our pricing assumptions. For example, if mortality rates are lower than our pricing assumptions, we could be required to make more payments under certain annuity contracts in addition to what we had projected.

If our estimated gross profits change significantly from initial expectations we may be required to expense our deferred policy acquisition costs and deferred sales inducements in an accelerated manner, which would reduce our profitability.

Deferred policy acquisition costs represent costs that vary with and primarily relate to the acquisition of new business. Deferred sales inducements are contract enhancements such as first-year premium and interest bonuses that are credited to policyholder account balances. These costs are capitalized when incurred and are amortized over the life of the contracts. Current amortization of these costs is generally in proportion to expected gross profits from interest margins and, to a lesser extent, from surrender charges. Unfavorable experience with regard to expected expenses, investment returns, mortality or withdrawals may cause acceleration of the amortization of these costs resulting in an increase of expenses and lower profitability.

If we do not manage our growth effectively, our financial performance could be adversely affected; our historical growth rates may not be indicative of our future growth.

We have experienced rapid growth since our formation in December 1995. For the year ended December 31, 2009, our deposits from sales of new annuities were $3.7 billion. We intend to continue to grow by recruiting new independent agents, increasing the productivity of our existing agents, expanding our insurance distribution network, developing new products, expanding into new product lines, and continuing to develop new incentives for our sales agents. Future growth will impose significant added responsibilities on our management, including the need to identify, recruit, maintain and integrate additional employees, including management. There can be no assurance that we will be successful in expanding our business or that our systems, procedures and controls will be adequate to support our operations as they expand. In addition, due to our rapid growth and resulting increased size, it may be necessary to expand the scope of our investing activities to asset classes in which we historically have not invested or have not had significant exposure. If we are unable to adequately manage our investments in these classes, our financial condition or operating results in the future could be less favorable than in the past. Further, we have utilized reinsurance in the past to support our growth. The future availability and cost of reinsurance is uncertain. Our failure to manage growth effectively, or our inability to recruit, maintain and integrate additional qualified employees and independent agents, could have a material adverse effect on our business, financial condition or results of operations. In addition, due to our rapid growth, our historical growth rates are not likely to accurately reflect our future growth rates or our growth potential. We cannot assure you that our future revenues will increase or that we will continue to be profitable.

We must retain and attract key employees or else we may not grow or be successful.

We are dependent upon our executive management for the operation and development of our business. Our executive management team includes:

•                       David J. Noble, Executive Chairman;

•                       Wendy C. Waugaman, President and Chief Executive Officer;

•                       John M. Matovina, Vice Chairman, Chief Financial Officer and Treasurer;

•                       Debra J. Richardson, Executive Vice President and Secretary;

•                       Ronald J. Grensteiner, President of American Equity Life;

•                       James M. Gerlach, Executive Vice President;

•                       Terry A. Reimer, Executive Vice President;

•                       Ted M. Johnson, Vice President—Controller; and

•                       Jeff D. Lorenzen, Sr. Vice President—Investments.

Although we have change in control agreements with certain members of our executive management team, we do not have employment contracts with any of the members of our executive management team. Although none of our executive management team has indicated that they intend to terminate their employment with us, there can be no assurance that these employees will remain with us for any particular period of time. Also, we do not maintain “key person” life insurance for any of our personnel.

If we are unable to attract and retain national marketing organizations and independent agents, sales of our products may be reduced.

We distribute our annuity products through a variable cost distribution network which included over 50 national marketing organizations and 38,000 independent agents as of June 30, 2010. We must attract and retain such marketers and agents to sell our products. Insurance companies compete vigorously for productive agents. We compete with other life insurance companies for marketers and agents primarily on the basis of our financial position, support services, compensation and product features. Such marketers and agents may promote products offered by other life insurance companies that may offer a larger variety of products than we do. Our competitiveness for such marketers and agents also depends upon the long-term relationships we develop with them. If we are unable to attract and retain sufficient marketers and agents to sell our products, our ability to compete and our revenues would suffer.

We may require additional capital to support our business and sustained future growth which may not be available when needed or may be available only on unfavorable terms.

Our long-term strategic capital requirements will depend on many factors including the accumulated statutory earnings of our life insurance subsidiaries and the relationship between the statutory capital and surplus of our life insurance subsidiaries and various elements of required capital. To support long-term capital requirements, we may need to increase or maintain the statutory capital and surplus of our life insurance subsidiaries through additional financings, which could include debt, equity, financing arrangements and/or other surplus relief transactions. Adverse market conditions have affected and continue to affect the availability and cost of capital. Such financings, if available at all, may be available only on terms that are not favorable to us. If we cannot maintain adequate capital, we may be required to limit growth in sales of new annuity products, and such action could adversely affect our business, financial condition or results of operations.

Changes in state and federal regulation may affect our profitability.

We are subject to regulation under applicable insurance statutes, including insurance holding company statutes, in the various states in which our life insurance subsidiaries transact business. Our life insurance subsidiaries are domiciled in New York and Iowa. We are currently licensed to sell our products in 50 states and the District of Columbia. Insurance regulation is intended to provide safeguards for policyholders rather than to protect shareholders of insurance companies or their holding companies. As increased scrutiny has been placed upon the insurance regulatory framework, a number of state legislatures have considered or enacted legislative proposals that alter, and in many cases increase, state authority to regulate insurance companies and holding company systems.

Regulators oversee matters relating to trade practices, policy forms, claims practices, guaranty funds, types and amounts of investments, reserve adequacy, insurer solvency, minimum amounts of capital and surplus, transactions with related parties, changes in control and payment of dividends.

State insurance regulators and the NAIC continually reexamine existing laws and regulations and may impose changes in the future.

Our life insurance subsidiaries are subject to the NAIC’s risk-based capital requirements which are intended to be used by insurance regulators as an early warning tool to identify deteriorating or weakly capitalized insurance companies for the purpose of initiating regulatory action. Our life insurance subsidiaries also may be required, under solvency or guaranty laws of most states in which they do business, to pay assessments up to certain prescribed limits to fund policyholder losses or liabilities for insolvent insurance companies. Although the federal government does not directly regulate the insurance business, federal legislation and administrative policies in several areas, including pension regulation, age and sex discrimination, financial services regulation, securities regulation and federal taxation, can significantly affect the insurance business. From time to time, legislation has been introduced in Congress which could result in the federal government assuming some role in the regulation of the insurance industry.

On July 21, 2010, President Obama signed into law the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) which, among other things, imposes a comprehensive new regulatory regime on the over-the-counter (“OTC”) derivatives marketplace. The derivatives legislation is set forth in Title VII of the Dodd-Frank Act entitled “Wall Street Transparency and Accountability” (the “Derivatives Title”). With limited exceptions, the provisions of the Derivatives Title become effective on the later of 360 days following enactment and, to the extent a provision requires rulemaking, not less than 60 days after publication of the final rule. Once effective, this legislation will subject swap dealers and “major swap participants” (as defined in the legislation and further clarified by the rulemaking) to substantial supervision and regulation, including capital standards, margin requirements, business conduct standards, recordkeeping and reporting requirements. It also requires central clearing for certain derivatives transactions that the U.S. Commodities Futures Trading Commission (“CFTC”) determines must be cleared and are accepted for clearing by a “derivatives clearing organization” (subject to certain exceptions) and provides the CFTC with authority to impose position limits across markets. Many key concepts, processes and issues under the Derivatives Title have been left to the relevant regulators to define and address.  Although it is not possible at this time to assess the impact of the Dodd-Frank Act and any future regulations implementing the new legislation, the Dodd-Frank Act and any such regulations may subject us to additional restrictions on our hedging positions which may have an adverse effect on our ability to hedge risks associated with our business, including our fixed index annuity business, or on the cost of our hedging activity.

The Dodd-Frank Act also created a Financial Stability and Oversight Council. The Council may designate by a 2/3 vote whether certain insurance companies and insurance holding companies pose a grave threat to the financial stability of the United States, in which case such companies would become subject to prudential regulation by the Board of Governors of the U.S. Federal Reserve (the “Federal Reserve Board”) (including capital requirements, leverage limits, liquidity requirements and examinations). The Federal Reserve Board may limit such company’s ability to enter into merger transactions, restrict its ability to offer financial products, require it to terminate one or more activities, or impose conditions on the manner in which it conducts activities. The Dodd-Frank Act also established a Federal Insurance Office under the U.S. Treasury Department to monitor all aspects of the insurance industry and of lines of business other than certain health insurance, certain long-term care insurance and crop insurance. The director of the Federal Insurance Office will have the ability to recommend that an insurance company or an insurance holding company be subject to heightened prudential standards. The Dodd-Frank Act also provides for the pre-emption of state laws in certain instances involving the regulation of reinsurance and other limited insurance matters. The Dodd-Frank Act requires extensive rule-making and other future regulatory action, which in some cases will take a period of years to implement.

The regulatory framework at the state and federal level applicable to our insurance products is evolving. The changing regulatory framework could affect the design of such products and our ability to sell certain products. Any changes in these laws and regulations could materially and adversely affect our business, financial condition or results of operations.

Changes in federal income taxation laws may affect sales of our products and profitability.

The annuity and life insurance products that we market generally provide the policyholder with certain federal income tax advantages. For example, federal income taxation on any increases in non-qualified annuity contract values (i.e. the “inside build-up”) is deferred until it is received by the policyholder. With other savings investments, such as certificates of deposit and taxable bonds, the increase in value is generally taxed each year as it is realized. Additionally, life insurance death benefits are generally exempt from income tax.

From time to time, various tax law changes have been proposed that could have an adverse effect on our business, including the elimination of all or a portion of the income tax advantages described above for annuities and life insurance. If legislation were enacted to eliminate the tax deferral for annuities, such a change could have an adverse effect on our ability to sell and retain non-qualified annuities. Non-qualified annuities are annuities that are not sold to a qualified retirement plan.

Beginning in 2013, distributions from non-qualified annuity policies will be considered “investment income” for purposes of the newly enacted Medicare tax on investment income contained in the Health Care and Education Reconciliation Act of 2010. Thus, in certain circumstances, a 3.8% tax may be applied to some or all of the taxable portion of distributions to individuals whose income exceeds certain threshold amounts. This new tax may have an adverse effect on our ability to sell non-qualified annuities to individuals whose income exceeds these threshold amounts and could accelerate withdrawals due to additional tax.

We face risks relating to litigation, including the costs of such litigation, management distraction and the potential for damage awards, which may adversely impact our business.

We are occasionally involved in litigation, both as a defendant and as a plaintiff. In addition, state regulatory bodies, such as state insurance departments, the SEC, the Financial Industry Regulatory Authority, Inc. (“FINRA”), the Department of Labor and other regulatory bodies regularly make inquiries and conduct examinations or investigations concerning our compliance with, among other things, insurance laws, securities laws, the Employee Retirement Income Security Act of 1974, as amended, and laws governing the activities of broker-dealers. Companies in the life insurance and annuity business have faced litigation, including class action lawsuits, alleging improper product design, improper sales practices and similar claims. We are currently a defendant in a class action lawsuit and a purported class action lawsuit alleging improper sales practices. In these lawsuits, the plaintiffs are seeking returns of premiums and other compensatory and punitive damages. Although we do not believe that these lawsuits will have a material adverse effect on our business, financial condition or results of operations, there can be no assurance that such litigation, or any future litigation, will not have such an effect, whether financially, through distraction of our management or otherwise.

A downgrade in our credit or financial strength ratings may increase our future cost of capital and may reduce new sales, adversely affect relationships with distributors and increase policy surrenders and withdrawals.

Currently, our senior unsecured indebtedness carries a “bbb-” rating from A.M. Best Company and a “BB+” rating from Standard & Poor’s. Our ability to maintain such ratings is dependent upon the results of operations of our subsidiaries and our financial strength. If we fail to preserve the strength of our balance sheet and to maintain a capital structure that rating agencies deem suitable, it could result in a downgrade of the ratings applicable to our senior unsecured indebtedness. A downgrade would likely reduce the fair value of the common stock and may increase our future cost of capital.

Financial strength ratings are important factors in establishing the competitive position of life insurance and annuity companies. In recent years, the market for annuities has been dominated by those insurers with the highest ratings. A ratings downgrade, or the potential for a ratings downgrade, could have a number of adverse effects on our business. For example, distributors and sales agents for life insurance and annuity products use the ratings as one factor in determining which insurer’s annuities to market. A ratings downgrade could cause those distributors and agents to seek alternative carriers. In addition, a ratings downgrade could materially increase the number of policy or contract surrenders we experience, as well as our ability to obtain reinsurance or obtain reasonable pricing on reinsurance.

Financial strength ratings are measures of an insurance company’s ability to meet contractholder and policyholder obligations and generally involve quantitative and qualitative evaluations by rating agencies of a company’s financial condition and operating performance.

Generally, rating agencies base their ratings upon information furnished to them by the insurer and upon their own investigations, studies and assumptions.

Our system of internal control ensures the accuracy or completeness of our disclosures and a loss of public confidence in the quality of our internal controls or disclosures could have a negative impact on us.

Section 404 of the Sarbanes-Oxley Act of 2002 requires us to provide an annual report on our internal control over financial reporting, including an assessment as to whether or not our internal control over financial reporting is effective. We are also required to have our auditors opine on the effectiveness of our internal control over financial reporting. We have discovered, and may in the future discover deficiencies in our internal control that need remediation. If we determine that our remediation has been ineffective, or we identify additional material weaknesses in our internal control over financial reporting, we could be subjected to additional regulatory scrutiny, future delays in filing our financial statements and a loss of public confidence in the reliability of our financial statements, which could have a negative impact on our liquidity, access to capital markets, and financial condition.

In addition, we do not expect that our disclosure controls and procedures or our internal control over financial reporting will prevent all errors and all fraud. The design of a control system must reflect the fact that there are resource constraints, and the benefits of controls must be considered relative to their costs. Based on the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, within our company have been or will be detected. These inherent limitations include the realities that judgments in decision-making can be faulty and that breakdowns can occur because of simple errors or mistakes. Additionally, controls can be circumvented by the individual acts of some persons, by collusion of two or more people, or by management override of the controls. The design of any system of controls also is based in part upon certain assumptions about the likelihood of future events. Therefore, a control system, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. Also, while we document our assumptions and review financial disclosures with the audit committee of our board of directors, the regulations and literature governing our disclosures are complex and reasonable persons may disagree as to their application to a particular situation or set of circumstances.